Exhibit 10.1

LA QUINTA PROPERTIES, INC.

SECOND AMENDMENT
TO AMENDED AND RESTATED CREDIT AGREEMENT

               This SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment”) is dated as of November 5, 2004 and entered into by and among La Quinta Properties, Inc., a Delaware corporation (“Borrower”), La Quinta Corporation, a Delaware corporation (“Holdings”), the financial institutions listed on the signature pages hereof (“Lenders”), and Canadian Imperial Bank of Commerce, as administrative agent for Lenders (“Administrative Agent”) and for purposes of Section 4 hereof, the other Loan Parties listed on the signature pages hereof, and is made with reference to that certain Amended and Restated Credit Agreement dated as of November 12, 2003, as amended by a First Amendment dated as of July 14, 2004 (as so amended, the “Credit Agreement”), by and among Borrower, Holdings, the lenders party thereto, Administrative Agent, Fleet Securities Inc., as syndication agent, and Calyon New York Branch (formerly known as Credit Lyonnais New York Branch), as documentation agent. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.

RECITALS

               WHEREAS, Borrower, Holdings and Lenders desire to amend the Credit Agreement to (i) reduce the interest rates applicable to the Loans and (ii) make certain other amendments as set forth below;

               NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

               Section 1.AMENDMENTS TO THE CREDIT AGREEMENT

               1.1 Amendments to Section 1. Provisions Relating to Defined Terms

               A. Applicable Margins. Subsection 1.1 of the Credit Agreement is hereby amended by deleting the definitions of “Applicable Base Rate Margin” and “Applicable LIBOR Margin” and substituting the following therefor:

         “ ‘Applicable Base Rate Margin’ means, as at any date of determination, with respect to Revolving Loans that are Base Rate Loans, a percentage per annum as set forth below opposite the applicable Total Leverage Ratio:

Total Leverage Ratio	Applicable Base Rate Margin
greater than or equal to 4.00:1.00	1.00%
less than 4.00:1.00 but greater than or equal to 3.50:1.00	0.75%
less than 3.50:1.00	0.50%

; provided that for the period prior to the occurrence of the Second Amendment Effective Date, the Applicable Base Rate Margin for Revolving Loans that are Base Rate Loans shall be determined in accordance with the provisions of this Agreement as in effect immediately prior to the Second Amendment Effective Date.

         ‘Applicable LIBOR Margin’ means, with respect to Revolving Loans that are LIBOR Loans, a percentage per annum as set forth below opposite the applicable Total Leverage Ratio:

Total Leverage Ratio	Applicable LIBOR Margin
greater than or equal to 4.00:1.00	2.50%
less than 4.00:1.00 but greater than or equal to 3.50:1.00	2.25%
less than 3.50:1.00	2.00%

; provided that for the period prior to the occurrence of the Second Amendment Effective Date, the Applicable LIBOR Margin for Revolving Loans that are LIBOR Loans shall be determined in accordance with the provisions of this Agreement as in effect immediately prior to the Second Amendment Effective Date.”

               B. Second Amendment Effective Date. Subsection 1.1 of the Credit Agreement is hereby further amended by adding the following definition thereto in appropriate alphabetical order:

         “ ‘Second Amendment Effective Date’ has the meaning assigned to that term in that certain Second Amendment to Amended and Restated Credit Agreement dated as of November 5, 2004, by and among Borrower, Holdings, Lenders and the Administrative Agent, the Syndication Agent and the Documentation Agent.”

1.2	Amendments to Section 2. Amounts and Terms of Commitments and Loans

               A. Commitment Fee. Subsection 2.3A of the Credit Agreement is hereby amended by deleting it in its entirety and substituting the following therefor:

         “A. Commitment Fee. Borrower agrees to pay to Administrative Agent, for distribution to each Lender in proportion to that Lender’s Pro Rata Share of the Revolving Loan Commitments, commitment fees for the period from and including the Effective Date to and excluding the Revolving Loan Commitment Termination Date equal to the average of the daily excess of the Revolving Loan Commitments over the Total Utilization of Revolving Loan Commitments multiplied by (i) 0.50% per annum, for any period that the Total Utilization of Revolving Loan Commitments is less than 50% of the Revolving Loan Commitments and (ii) 0.375% per annum, for any period that the Total Utilization of Revolving Loan Commitments is equal to or greater than 50% of the Revolving Loan Commitments; provided that for the period prior to the occurrence of the Second Amendment Effective Date, commitment fees shall be determined in accordance with the provisions of this Agreement as in effect immediately prior to the Second Amendment Effective Date; such commitment fees to be calculated on the basis of a 360-day year and the actual number of days elapsed and to be payable quarterly in arrears on the last Business Day of each March, June, September and December of each Fiscal Year commencing on the first such date to occur after the Effective Date, and on the Revolving Loan Commitment Termination Date.”

1.3	Amendments to Section 7. Borrower’s and Holdings’ Negative Covenants

               A. Indebtedness. Subsection 7.1 of the Credit Agreement is hereby amended by deleting clause (v) thereof in its entirety and substituting the following in lieu thereof:

         “(v) Borrower and Holdings may remain liable with respect to the Senior Notes and may incur unsubordinated Indebtedness secured on the same basis as the Indebtedness so refinanced and Subordinated Indebtedness to refinance all or any of the Senior Notes; provided that, except in the case where such refinancing Indebtedness consists of Revolving Loans, (1) the obligor on such refinancing Indebtedness is the same as the obligor on the Indebtedness so refinanced, (2)(A) in the case where such additional Indebtedness is incurred prior to or concurrently with the repayment, repurchase, defeasance or redemption (each, a “repayment”) of such Senior Notes, all of the proceeds of such additional Indebtedness (net of reasonable and customary fees, costs and expenses) shall be applied to the repayment of such Senior Notes, (B) in the case of a repayment of Senior Notes pursuant to subsection 7.5B(1) made using cash on hand where such additional Indebtedness is incurred after such repayment of Senior Notes, such incurrence of additional Indebtedness shall constitute a “refinancing” for purposes of this subsection 7.1(v), regardless of the time elapsed since the date of such repayment, and such additional Indebtedness (to the extent incurred in reliance upon this subsection 7.1(v)(2)(B)) shall be in a principal amount equal to or less than the sum of the amount of the Senior Notes so repaid plus the amount of reasonable and customary fees, costs and expenses associated with such refinancing, and (C) in the case of a repayment of Senior Notes pursuant to subsection 7.5B(1) made using proceeds of Revolving Loans where such Revolving Loans are subsequently refinanced with additional Indebtedness, such incurrence of additional Indebtedness shall constitute a “refinancing” for purposes of this subsection 7.1(v), regardless of the time elapsed since the date of such repayment, and such additional Indebtedness (to the extent incurred in reliance upon this subsection 7.1(v)(2)(C)) shall be in a principal amount equal to or less than the sum of the amount of the Senior Notes so repaid plus the amount of reasonable and customary fees, costs and expenses associated with such refinancing, (3) the covenants of such refinancing Indebtedness are not more restrictive in any material respect than the covenants contained in the Indenture dated as of March 19, 2003, by and between Borrower, Holdings and U.S. Bank Trust National Association, as trustee, with respect to Borrower’s 8-7/8% Senior Notes due 2011, (4) such covenants shall be on generally prevailing market terms available to Borrower and Holdings for such refinancing Indebtedness, (5) the maturity date thereof or any scheduled date on which such refinancing Indebtedness may be required to be repurchased at the option of the holder thereof shall not be earlier than April 30, 2007 and (6) notwithstanding anything to the contrary in the preceding clause (1), Holdings may guarantee any such refinancing Indebtedness whether or not Holdings may have previously been an obligor with respect to the Indebtedness being refinanced (collectively, the “Refinancing Indebtedness”);”

               B. Liens and Related Matters. Subsection 7.2A of the Credit Agreement is hereby amended by deleting the existing clause (ii) thereof in its entirety and substituting the following in lieu thereof:

“(ii) Liens granted pursuant to the Collateral Documents, including without limitation, Liens which equally and ratably secure Senior Notes outstanding on the Second Amendment Effective Date and unsubordinated Refinancing Indebtedness;”.

               C. Restricted Payments. Subsection 7.5B of the Credit Agreement is hereby amended by deleting it in its entirety and substituting the following therefor:

         “B. Borrower and Holdings shall not, and shall not permit any of their Subsidiaries to, directly or indirectly, prepay, redeem, repurchase, retire, defease or make any similar payment with respect to any Indebtedness (other than Indebtedness under this Agreement); provided that if no Potential Event of Default or Event of Default shall have occurred and be continuing or would arise as a result of the proposed payments (including all fees, call premiums or other tender costs associated therewith), (1) Borrower and Holdings may prepay, redeem, repurchase, retire, defease or make similar payments with respect to Indebtedness maturing, or redeemable at the option of the holder thereof to the extent the holder exercises such option, prior to the Revolving Loan Commitment Termination Date, including without limitation (i) Borrower’s 7.82% Senior Notes due September 2026, (ii) Borrower’s 7.40% Notes due September 2005, and (iii) Borrower’s Medium Term Notes maturing in September 2005, January 2006 and February 2007; and (2) Holdings and its Subsidiaries may prepay, redeem, repurchase, retire, defease or make similar payments with respect to (A) intercompany Indebtedness permitted under this Agreement, (B) secured Indebtedness permitted under this Agreement upon the sale or other disposition of the collateral securing such secured Indebtedness, (C) Borrower’s Senior Notes due August 2007 to the extent such redemption, repurchase or repayment is made out of the proceeds of Refinancing Indebtedness permitted by subsection 7.1(v) and at the time of and after giving effect to such redemption, repurchase or repayment there are no outstanding Revolving Loans and the amount of Cash and Cash Equivalents of Holdings and its Subsidiaries is not less than the aggregate amount required to redeem, repurchase or repay all of the Borrower’s then outstanding Senior Notes maturing or scheduled to be redeemable at the option of the holders thereof prior to the Revolving Loan Commitment Termination Date, and (D) Indebtedness described in clause (viii) or (ix) of the definition of ‘Senior Notes’; provided that, with respect to this clause (D), (i) such prepayment, redemption, repurchase, retirement, defeasance or similar payment is made out of the proceeds of Refinancing Indebtedness permitted by subsection 7.1(v) and (ii) at the time of such event, all Senior Notes maturing or scheduled to be redeemable at the option of the holders thereof prior to the Revolving Loan Commitment Termination Date shall have been repaid in full or refinanced such that the maturity date for such Senior Notes shall occur after the Revolving Loan Commitment Termination Date.”

               Section 2. CONDITIONS TO EFFECTIVENESS

               Section 1 of this Amendment shall become effective only upon the satisfaction of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the “Second Amendment Effective Date”):

               A. On or before the Second Amendment Effective Date, Borrower shall deliver to Lenders (or to Administrative Agent for Lenders) the following, each, unless otherwise noted, dated the Second Amendment Effective Date:

               1. Signature and incumbency certificates of officers of each of the Loan Parties executing this Amendment; and

               2. Copies of this Amendment executed by each of the Loan Parties listed on the signature pages hereof.

               B. All Lenders shall have executed this Amendment.

               C. On or before the Second Amendment Effective Date, all corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto shall be reasonably satisfactory in form and substance to Administrative Agent, acting on behalf of Lenders, and its counsel, and Administrative Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Administrative Agent may reasonably request.

               Section 3. REPRESENTATIONS AND WARRANTIES

               In order to induce Lenders to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, each of Borrower and Holdings represents and warrants to each Lender that the following statements are true, correct and complete:

               A. Corporate Power and Authority. Each Loan Party has all requisite corporate or other power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement as amended by this Amendment (the “Amended Agreement”).

               B. Authorization of Agreements. The execution and delivery of this Amendment and the performance of the Amended Agreement have been duly authorized by all necessary corporate or other action on the part of each Loan Party.

               C. No Conflict. The execution and delivery by each Loan Party of this Amendment and the performance by each Loan Party of the Amended Agreement do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to any Loan Party, the certificate or articles of incorporation or bylaws or other similar constitutional documents of any Loan Party or any order, judgment or decree of any court or other agency of government binding on any Loan Party, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of any Loan Party, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of any Loan Party (other than Liens created under any of the Loan Documents in favor of Administrative Agent on behalf of Lenders and the holders of the Senior Notes), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of any Loan Party, except for such approvals or consents which will be obtained on or before the Second Amendment Effective Date and disclosed in writing to Lenders and except where the failure to obtain such approvals or consents, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

               D. Governmental Consents. The execution and delivery by each Loan Party of this Amendment and the performance by each Loan Party of the Amended Agreement do not and will not require any Filings, other than Filings of the types described in subsection 5.2C of the Amended Agreement.

               E. Binding Obligation. This Amendment and the Credit Agreement have been duly executed and delivered by each Loan Party, and this Amendment and the Credit Agreement are the legally valid and binding obligations of each Loan Party, enforceable against each Loan Party in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

               F. Incorporation of Representations and Warranties From Credit Agreement. The representations and warranties contained in Section 5 of the Amended Agreement are and will be true, correct and complete in all material respects on and as of the

Second Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

               G. Absence of Default. No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default or a Potential Event of Default.

               Section 4. ACKNOWLEDGEMENT AND CONSENT

               Borrower, Holdings and certain of their Subsidiaries are party to the Pledge Agreement and certain of the Collateral Documents, as amended through the Second Amendment Effective Date, pursuant to which Borrower, Holdings and certain of their Subsidiaries have created Liens in favor of Administrative Agent on certain Collateral to secure the Obligations and certain obligations related to the Senior Notes and the Lender Hedge Agreements. The stock of each Subsidiary Guarantor is pledged under the Pledge Agreement, and each Subsidiary Guarantor is a party to the Subsidiary Guaranty and certain of the Collateral Documents, in each case as amended through the Second Amendment Effective Date, pursuant to which each Subsidiary Guarantor has (i) guarantied the Obligations and (ii), if applicable, created Liens in favor of Administrative Agent on certain Collateral and pledged certain Collateral to Administrative Agent to secure the obligations of such Subsidiary Guarantor under the Subsidiary Guaranty. The Pledge Agreement and the Subsidiary Guaranty are collectively referred to herein as the “Credit Support Documents”.

               Each Loan Party hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement and this Amendment and consents to the amendment of the Credit Agreement effected pursuant to this Amendment. Each Loan Party hereby confirms that each Credit Support Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guaranty or secure, as the case may be, to the fullest extent possible the payment and performance of all “Secured Obligations” and “Guarantied Obligations,” as the case may be (in each case as such terms are defined in the applicable Credit Support Document), including without limitation the payment and performance of all such “Secured Obligations” and “Guarantied Obligations,” as the case may be, in respect of the Obligations of Borrower now or hereafter existing under or in respect of the Amended Agreement and the Notes defined therein.

               Each Loan Party acknowledges and agrees that any of the Credit Support Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder, as modified hereby, shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment except as expressly provided herein. Each Loan Party represents and warrants that all representations and warranties contained in the Amended Agreement and the Credit Support Documents to which it is a party or otherwise bound are true, correct and complete in all material respects on and as of the Second Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

               Each Subsidiary Guarantor acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Subsidiary Guarantor is not required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Subsidiary Guarantor to any future amendments to the Credit Agreement.

               Section 5. MISCELLANEOUS

               A. Reference to and Effect on the Credit Agreement and the Other Loan Documents.

         (i) On and after the Second Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Agreement.

         (ii) Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

         (iii) The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of Administrative Agent or any Lender under, the Credit Agreement or any of the other Loan Documents.

               B. Fees and Expenses. Borrower acknowledges that all actual and reasonable costs, fees and expenses as described in subsection 11.2 of the Credit Agreement incurred by Administrative Agent and its counsel with respect to this Amendment and the documents and transactions contemplated hereby shall be for the account of the Borrower.

               C. Headings. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

               D. Applicable Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

               E. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

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               IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

BORROWER:

LA QUINTA PROPERTIES, INC.

By:	/s/ Steven J. Flowers

Steven J. Flowers
Title:	Vice President and Treasurer

HOLDINGS:

LA QUINTA CORPORATION

By:	/s/ Steven J. Flowers

Steven J. Flowers
Title:	Vice President and Treasurer

OTHER LOAN PARTIES:
(for purposes of Section 4 only)

BAYMONT FRANCHISING LLC
BAYMONT MANAGEMENT SERVICES LLC
BAYMONT LICENSING CORPORATION
BUDGETEL FRANCHISING LLC
BUDGETEL LICENSING CORPORATION
LA QUINTA MANAGEMENT SERVICES LLC
LA QUINTA INNS, INC.
LA QUINTA FRANCHISING LLC
WOODFIELD FRANCHISING LLC

WOODFIELD LICENSING CORPORATION

By:	/s/ Steven J. Flowers

On behalf of each of the entities immediately preceding this signature block

Name:	Steven J. Flowers
Title:	Vice President and Treasurer

LA QUINTA INNS de MEXICO S.A. de C.V.

By:	/s/ David L. Rea

Name:	David L. Rea
Title:	Executive Vice President and Treasurer

MEDITRUST MANAGEMENT COMPANY

By:	MEDITRUST HEALTHCARE CORPORATION, its Trustee

By:	/s/ David L. Rea

Name:	David L. Rea
Title:	Vice President and Treasurer

MEDITRUST HEALTHCARE CORPORATION
MEDITRUST MORTGAGE INVESTMENTS, INC.
MEDITRUST TRS, INC.
LA QUINTA TRS, INC.
LA QUINTA TRS II, INC.
LA QUINTA TRS III, INC.
LA QUINTA TRS IV, INC.

MEDITRUST ACQUISITION COMPANY II LLC

By:	/s/ David L. Rea

On behalf of each of the entities immediately preceding this signature block

Name:	David L. Rea
Title:	Vice President and Treasurer

LA QUINTA FRANCHISE, LLC
LA QUINTA LODGING INVESTMENTS LLC
LA QUINTA WORLDWIDE, LLC

By:	/s/ Steven J. Flowers

On behalf of each of the entities immediately preceding this signature block

Name:	Steven J. Flowers
Title:	Vice President

BAYMONT PROPERTIES LLC
BUDGETEL INNS LLC
LQ-WB, LLC
LQC LEASING, LLC
LA QUINTA LEASING COMPANY
LA QUINTA REALTY CORP.
LQI ACQUISITION CORPORATION
LA QUINTA INVESTMENTS, INC.
MOC HOLDING COMPANY
WOODFIELD PROPERTIES LLC

By:	Steven J. Flowers

On behalf of each of the entities immediately preceding this signature block

Name:	Steven J. Flowers
Title:	Treasurer

LA QUINTA TEXAS PROPERTIES, L.P.
LQM OPERATING PARTNERS, L.P.

By:	LA QUINTA REALTY CORP., its General Partner

By:	/s/ Steven J. Flowers

On behalf of each of the entities immediately preceding this signature block

Name:	Steven J. Flowers
Title:	Treasurer

LQ INVESTMENTS I
LQ INVESTMENTS II
LQ-EAST IRVINE JOINT VENTURE
LQ-BATON ROUGE JOINT VENTURE
LA QUINTA DEVELOPMENT PARTNERS, L.P.

On behalf of each of the entities immediately preceding this signature block

By:	LA QUINTA PROPERTIES, INC., as General Partner

By:	/s/ Steven J. Flowers

Name:	Steven J. Flowers
Title:	Vice President and Treasurer

LQ WOODFIELD BEVERAGE SERVICES, INC.
WOODFIELD INNS, INC.

By:	/s/ David P. Bradtke

on behalf of each of the entities immediately preceding this signature block

Name:	David P. Bradtke
Title:	Vice President

LA QUINTA ARLINGTON BEVERAGE SERVICES, INC.

LA QUINTA BEVERAGE SERVICES, INC.

By:	/s/ Wayne B. Goldberg

On behalf of each of the entities immediately preceding this signature block

Name:	Wayne B. Goldberg
Title:	President and Secretary

ADMINISTRATIVE AGENT AND COLLATERAL AGENT:

CANADIAN IMPERIAL BANK OF COMMERCE, as Administrative Agent and Collateral Agent

By:	/s/ Dean J. Decker

Dean J. Decker
Managing Director
CIBC World Markets Corp.,
AS AGENT

LENDERS:

CIBC, INC., as a Lender

By:	/s/ Dean J. Decker

Dean J. Decker
Managing Director
CIBC World Markets Corp.,
AS AGENT

MORGAN STANLEY SENIOR FUNDING, INC., as a Lender

By:	/s/ Jaap L. Tonckens

Name:	Jaap L. Tonckens
Title:	Vice President
Morgan Stanley Senior Funding

LEHMAN COMMERCIAL PAPER, INC., as a Lender

By:	/s/ Francis Chang

Name:	Francis Chang
Title:	Authorized Signatory

CALYON NEW YORK BRANCH, as a Lender

By:	/s/ Bruno Defloor

Name:	Bruno Defloor
Title:	Director

By:	/s/ Joseph Asciolla

Name:	Joseph Asciolla
Title:	Managing Director

FLEET NATIONAL BANK, as a Lender

By:	/s/ Steven P. Renwick

Name:	Steven P. Renwick
Title:	Principal

WELLS FARGO BANK, National Association, as a Lender

By:	/s/ Stephen P. Prinz

Name:	Stephen P. Prinz
Title:	Executive Vice President